                                 EXHIBIT (B)(4)

                                                                EXECUTION COPY

                      THIRD AMENDMENT dated as of November 6, 1996 (this
                   "THIRD AMENDMENT"), to the Amended and Restated Credit Agreement dated as of September 26, 1995 (as amended to the date hereof, the "AMENDED CREDIT AGREEMENT"), among Horizon/CMS Healthcare Corporation, a Delaware corporation ("HORIZON"), Continental Medical Systems, Inc., a
                   Delaware corporation ("CONTINENTAL"), and together with Horizon, the "BORROWERS"), the lenders listed on the signature pages thereto (the "LENDERS") and NationsBank of Texas, N.A., as agent for the Lenders (in such capacity, the "AGENT") and as issuing bank (in such capacity, the "ISSUING BANK").

   The parties hereto have agreed, subject to the terms and conditions hereof, to amend the Amended Credit Agreement as provided herein.

   Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (the Amended Credit Agreement, as amended and waived by, and together with, this Third Amendment, and as hereinafter amended, modified, extended or restated from time to time, being called the "AMENDED AGREEMENT").

   Accordingly, the parties hereto hereby agree as follows:

   SECTION 1.01. AMENDMENTS TO SECTION 1.01 AND RELATED AMENDMENT TO COMPLIANCE CERTIFICATE. (a) The definition of "Total Funded Debt" in Section
1.01 of the Amended Agreement is hereby amended by adding the following phrase after the words "account party" in cause (b) thereof:

     ", but excluding letters of credit issued in support of facility lease agreements, to the extent that the costs associated with such lease arrangements for any period are fully reflected in Rental Expense of such person for such period"

   (b) The form of Compliance Certificate attached as Exhibit G to the Amended Agreement is hereby amended by adding the following language at the end of Line I.3. of Exhibit G:

        ", but excluding letters of credit issued in support of facility lease agreements, to the extent that the costs associated with such lease agreements for such period are fully reflected in Rental Expense for such period"

   (c) The definition of "Rental Expense" in Section 1.01 of the Amended Agreement is hereby amended by adding the following phrase after the words "Consolidated Subsidiaries":

        "(net of the aggregate amount of fixed and contingent rentals receivable by such person and its Consolidated Subsidiaries)"

   SECTION 1.02. AMENDMENT TO SECTION 6.04 and Adoption of Related Schedule.
(a) Section 6.04 of the Amended Agreement is hereby amended by deleting the period at the end of paragraph (1) thereof and adding "; and" in lieu thereof and by adding the following paragraph immediately after paragraph (1) thereof:

   "(m) investments described on Schedule 6.04(a) hereto."

   (b) Schedule 6.04(a) attached to this Third Amendment is hereby adopted as
Schedule 6.04(a) for purposes of the Amended Agreement.

   SECTION 1.03. AMENDMENTS TO SECTION 6.05 AND ADOPTION OF RELATED SCHEDULE.
(a) Section 6.05(a) of the Amended Agreement is hereby amended by deleting the period at the end of clause (D) thereof and adding "; and" in lieu thereof and by adding the following clause immediately after clause (D) thereof:

           "(E) dispositions described on Schedule 6.05(b) hereto, so long as 100% of the Net Proceeds thereof remaining after the repayment of existing debt, if any, relating to the assets being disposed of in such described dispositions shall be promptly applied to the prepayment of outstanding Loans, but shall not be applied to reduce the Commitments."

   (b) Schedule 6.05(b) attached to this Third Amendment is hereby adopted as Schedule 6.05(b) for purposes of the Amended Agreement.

   SECTION  1.04. AMENDMENTS TO SCHEDULE 6.05(a) AND RELATED AMENDMENTS TO
SECTION 3.07 AND 6.02. (a) Schedule 6.05(a) attached to the Second Amendment to the Amended Agreement is hereby amended by adding the following information:

        "Notwithstanding anything to the contrary set forth herein, the following leased facilities will be subleased to GranCare, Inc. under terms that mirror the terms of the master lease and that require the sublessee to assume all the obligations of the lessee under the master lease:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               #                             ANNUAL     LEASE
FACILITY NAME AND ADDRESS     BEDS       LANDLORD             RENT   TERMINATION
--------------------------------------------------------------------------------
Canterbury Villa of Alliance
1785 S. Preshley Avenue              Alliance Associates
Alliance, OH 44601            100    Ltd. Partnership      $  466,000  02/13/00
--------------------------------------------------------------------------------
Colonial Manor
196 Colonial Drive                   Little Forest Medical
Youngstown, OH 44505          100    Center                $  164,250  12/31/04
--------------------------------------------------------------------------------
Wyant Woods Care Center
200 Wyant Rd.
Akron, OH 44313               200    HRPT                  $1,045,400   5/31/97
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               #                             ANNUAL     LEASE
FACILITY NAME AND ADDRESS     BEDS       LANDLORD             RENT   TERMINATION
--------------------------------------------------------------------------------
Horizon Village Nursing &
Rehab Center
2473 North Road NE                   Nationwide Health
Warren, OH 44483              222    Properties            $ 943,332   10/31/97
--------------------------------------------------------------------------------
Heritage Care Center
100 Rogers Lane                      Cardinal Nursing
Shelby, OH 44875               50    Home, Inc.            $  87,300   06/30/00
--------------------------------------------------------------------------------
Imperial Skilled Care Center
4121 Tod Avenue                      Little Forest Medical
Warren, OH 44485              121    Center                $ 200,385   12/31/04
--------------------------------------------------------------------------------
Boardman Community Care
Center
5665 South Avenue                    Nationwide Health
Youngstown, OH 44512          221    Properties            $ 843,756   10/31/97
--------------------------------------------------------------------------------
Ridge Crest Care Center
1926 Ridge Avenue                    Warren Assoc. Ltd.
Warren, OH 44484              100    Partnership           $ 416,400   03/22/99
--------------------------------------------------------------------------------
Horizon Meadows
1495 S. Preshley Road                Nationwide Health                 12/15/98
Alliance, OH 44601             78    Properties            $ 286,968   10/31/97
--------------------------------------------------------------------------------
Rosewood Manor
935 Rosewood Drive                   Nationwide Health
Galion, OH 44833               90    Properties            $ 350,520   10/31/97
--------------------------------------------------------------------------------
Village Care Center
925 Wagner Avenue                    Cardinal Nursing
Galion, OH 44833               58    Home, Inc.            $ 121,500   06/30/00
--------------------------------------------------------------------------------
Village Square Nursing Center
7787 Staley Rd.                      Village Square
East Orwell, OH 44076          50    Nursing Center, Inc.  $ 186,000   08/31/02
--------------------------------------------------------------------------------
Hudson Elms Nursing Home
563 W. Streetsboro Rd.
Hudson, OH 44236               50    Hudson Care Corp.     $ 180,000   03/31/01
--------------------------------------------------------------------------------
Auburn Manor
375 Glenn Avenue
Wash. Court House, OH                Nationwide Health
43160                         100    Properties            $ 393,132   09/30/01
--------------------------------------------------------------------------------
Janesville Health Care Center
119 S. Parker Drive
Janesville, WI 53545          104    Mi-Conn Associates    $ 362,400   03/31/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               #                           ANNUAL      LEASE
FACILITY NAME AND ADDRESS     BEDS       LANDLORD           RENT    TERMINATION
--------------------------------------------------------------------------------
Greenery Rehabilitation Center
99 Chestnut Hill Avenue
Brighton, MA 02135             201       HRPT            $3,109,926   06/30/05
--------------------------------------------------------------------------------
Greenery Rehab & Skilled
Nursing Center of Hyannis
89 Lewis Bay Road
Hyannis, MA 02601              142       HRPT            $1,040,800   06/30/05
--------------------------------------------------------------------------------
Greenery Rehab & Skilled
Nursing Ctr. of Middleboro
23 Isaac Street, P.O. Box 1330
Middleboro, MA 02346           124       HRPT            $2,131,243   06/30/05
--------------------------------------------------------------------------------
Greenery Extended Care
Center of North Andover
75 Park Street
North Andover, MA 01845        122       HRPT            $1,567,473   06/30/05
--------------------------------------------------------------------------------
Greenery Extended Care
Center
59 Acton Street
Worcester, MA 01604            173       HRPT            $2,198,253   06/30/05
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   (b) Section 3.07(c) of the Amended Agreement is hereby amended by deleting the second sentence thereof and adding the following in lieu thereof:

   "Each of Horizon and the Subsidiaries enjoys peaceful and undisturbed possession under all material leases to which it is a party, except for facilities which are listed on Schedule 6.05(a) as having been subleased to GranCare, Inc. under terms that mirror the terms of the master lease and that require the sublessee to assume all the obligations of the lessee under the master lease. GranCare, Inc. has complied in all material respects with all obligations under such subleases."

   (c) Section 6.02 of the Amended Agreement is hereby amended by adding the following phrase immediately prior to the semicolon at the end of paragraph
(b) thereof:

   "and subleases of facilities which are listed on Schedule 6.05(a) as having been subleased to GranCare, Inc., provided that the terms of each such sublease mirrors the terms of the master lease and require the sublessee to assume all the obligations of the lessee under the master lease"

   SECTION 1.05. AMENDMENT TO SECTION 6.06. Section 6.06 is hereby amended by
(a) deleting the "and" at the end of paragraph (v) of the proviso thereof,
(b) deleting the period at the end of paragraph (vi) of the proviso thereof,
(c) substituting in lieu thereof "; and" and (d) adding the following paragraph immediately following paragraph (vi) of the proviso thereof:

      "(vii) so long as no Default or Event of Default has occurred and is continuing at the time thereof or would occur immediately after giving effect thereto, Horizon may repurchase shares of its Common Stock for cash in an aggregate amount of up to $25,000,000.

   SECTION 1.06. AMENDMENT TO SECTION 6.19(d). The table in Section 6.19(d) is hereby amended (a) with respect to the second quarter of fiscal year 1997, by deleting the ratio of "5.00:1.00" and by substituting in lieu thereof the ratio of "5.25:1.00" and (b) with respect to the fourth quarter of fiscal year 1997, by deleting the ratio of "4.50:1.00" and by substituting in lieu thereof the ratio of "5.00:1.00".

   SECTION 1.07. WAIVER. On and as of (but not before) the Third Amendment Effective Date (as defined in Section 1.09), the failure of the Borrower to comply with paragraph (B) of the proviso to Section 6.04(e) of the Amended Agreement solely as a result of the acquisition of outstanding common stock of Pacific Rehabilitation & Sports Medicine, Inc. ("PRSM") through a tender offer and, ultimately, the merger of Horizon PRSM Corporation with and into PRSM, with PRSM becoming a Wholly-Owned Subsidiary of Eagle Rehab Corporation (a Wholly-Owned Subsidiary of Horizon) for aggregate consideration of up to $78,000,000 shall be permanently waived. The preceding sentence shall be limited precisely as written.

   SECTION 1.08. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Agent and the Lenders, as follows:

         (a) The representations and warranties set forth in Article III of the Amended Agreement, and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the Third Amendment Effective Date (as defined below) with the same effect as if made on and as of the date hereof or the Third Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date.

         (b) Each of the Borrowers, the Subsidiary Pledgors and the Subsidiary Guarantors is in compliance with all the terms and conditions of the Amended Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing under the Amended Agreement.

         (c) The execution, delivery and performance by each of the Borrowers of this Third Amendment have been duly authorized by such party.

         (d) This Third Amendment constitutes the legal, valid and binding obligation of each of the Borrowers, enforceable against it in accordance with its terms.

         (e) The execution, delivery and performance by each of the Borrowers of this Third Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the certificate of incorporation or by-laws of either of the Borrowers, (B) any order of any Governmental Authority or

      (C) any provision of any indenture, agreement or other instrument to which either of the Borrowers is a party or by which it or any of its property may be bound and (ii) do not require any consents under, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or instrument.

   SECTION 1.09. EFFECTIVENESS. This Third Amendment shall become effective only upon satisfaction of the following considerations precedent (the first date upon which each such condition has been satisfied being herein called the "THIRD AMENDMENT EFFECTIVE DATE"):

         (a) The Agent shall have received duly executed counterparts of this Third Amendment which, when taken together, bear the authorized signatures of the Borrowers and the Required Lenders.

         (b) The Required Lenders shall be satisfied that the representations and warranties set forth in Section 1.08 are true and correct on and as of the Third Amendment Effective Date and that no Default or Event of Default has occurred or is continuing.

         (c) There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Required Lenders or their counsel, is likely to restrain, prevent or impose materially adverse conditions upon performance by any of the Borrowers, the Subsidiary Pledgors or the Subsidiary Guarantors of its obligations under the Loan Documents.

         (d) Horizon shall have pledged and delivered to the Agent for the benefit of the Secured Parties the promissory notes and preferred stock described on Schedule 6.04(a), together with instruments of assignment executed in blank.

         (e) The Required Lenders shall have received such other documents, legal opinions, instruments and certificates as they shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Required Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Third Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Required Lenders and their counsel.

         (f) Horizon shall have paid in full all amounts due and payable as of the Third Amendment Effective Date under the Amended Agreement and upon receipt of the Required Lenders' consent shall have paid to the Agent for the account of each Lender that consents to this Third Amendment on or prior to November 6, 1996 an amendment fee in an aggregate principal amount equal to (i) .06% of the consenting Lender's Commitments, so long as a signature page to the Third Amendment executed by such Lender is received by Fennebresque, Clark, Swindell & Hay by 5:00 p.m., Charlotte time, on November 4, 1996 and (ii) .04% of the consenting Lender's Commitments, so long as a signature page to the Third Amendment executed by such Lender is received by Fennebresque, Clark, Swindell & Hay after 5:00 p.m., Charlotte time, on November 4, 1996 but by 5:00 p.m., Charlotte time, on November 6, 1996.

    SECTION 1.10 APPLICABLE LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY APPLY.

     SECTION 1.11. EXPENSES. The Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Agent and the Required Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this Third Amendment, including, but not limited to, the reasonable fees and disbursements of counsel. The agreement set forth in this
Section 1.11 shall survive the termination of this Third Amendment and the Amended Agreement.

     SECTION 1.12. COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

     SECTION 1.13. CREDIT AGREEMENT. Except as expressly set forth herein, the amendments and waiver provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agent or the other Secured Parties under the Amended Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Agreement or any other Loan Document. Each of the amendments and waiver provided herein shall apply and be effective only with respect to the provisions of the Amended Agreement specifically referred to by such amendment or waiver, as the case may be. Except as expressly amended herein, the Amended Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Amended Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Amended Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                                  HORIZON/CMS HEALTHCARE CORPORATION
                                  as a Borrower

                                  by /s/ ERNEST A. SCHOFIELD
                                    ---------------------------------------
                                  Name: Ernest A. Schofield
                                  Title: Senior Vice President



                                  CONTINENTAL MEDICAL SYSTEMS, INC.
                                  as a Borrower

                                  by /s/ ERNEST A. SCHOFIELD
                                    ---------------------------------------
                                  Name: Ernest A. Schofield
                                  Title: Senior Vice President


                                  NATIONSBANK OF TEXAS, N.A. as Agent, as
                                  Issuing Bank and as a Lender

                                  by /s/ THOMAS BLAKE
                                    ---------------------------------------
                                  Name: Thomas Blake
                                  Title: SVP


                                  BANK OF AMERICA NT & SA, as Managing Agent and as a Lender

                                  by /s/ RUTH EDWARDS
                                    ---------------------------------------
                                  Name: Ruth Edwards
                                  Title: Vice President


                                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Lender

                                  by /s/ ROBERT OSIESKI
                                    ---------------------------------------
                                  Name: Robert Osieski
                                  Title: Vice President


                                  CREDIT LYONNAIS NEW YORK BRANCH,
                                  as Co-Agent and as a Lender

                                  by /s/ F. TAVANGAR
                                    ---------------------------------------
                                  Name: Farboud Tavangar
                                  Title: Vice President

                                  LONG TERM CREDIT BANK OF JAPAN, LTD., LA
                                  AGENCY, as Co-Agent and as a Lender

                                  by /s/ T. MORGAN EDWARDS, II
                                    ---------------------------------------
                                  Name: T. Morgan Edwards, II
                                  Title: Deputy General Manager



                                  PNC BANK, NATIONAL ASSOCIATION, as Co-Agent and as a Lender

                                  by /s/ KAREN M. GEORGE
                                    ---------------------------------------
                                  Name: Karen M. George
                                  Title: AVP



                                  THE CHASE MANHATTAN BANK, as successor to
                                  Chemical Bank, as a Lender

                                  by /s/ DAWN LEE LUM
                                    ---------------------------------------
                                  Name: Dawn Lee Lum
                                  Title: Vice President


                                  WELLS FARGO BANK (TEXAS), NATIONAL
                                  ASSOCIATION, formerly First Interstate
                                  Bank of Texas, N.A., as a Lender

                                  by
                                    ---------------------------------------
                                  Name:
                                  Title:


                                  TORONTO DOMINION (TEXAS) INC., as a Lender

                                  by /s/ NEVA NESBITT
                                    ---------------------------------------
                                  Name: Neva Nesbitt
                                  Title: Vice President


                                  BANKERS TRUST COMPANY, as a Lender

                                  by /s/ PATRICIA HOGAN
                                    ---------------------------------------
                                  Name: Patricia Hogan
                                  Title: Vice President

                                  BANQUE PARIBAS, as a Lender

                                  by /s/  ROSEMARY DAVIS
                                    ---------------------------------------
                                  Name: ROSEMARY DAVIS
                                  Title: Vice President

                                  by /s/ LARRY ROBINSON
                                    ---------------------------------------
                                  Name: Larry Robinson
                                  Title: Vice President


                                  BANQUE NATIONALE de PARIS, as a Lender

                                  by
                                    ---------------------------------------
                                  Name:
                                  Title:

                                  by
                                    ---------------------------------------
                                  Name:
                                  Title:


                                  DEUTSCHE BANK AG, LOS ANGELES AND/OR
                                  CAYMAN ISLANDS BRANCHES, as a Lender

                                  by
                                    ---------------------------------------
                                  Name:
                                  Title:

                                  by
                                    ---------------------------------------
                                  Name:
                                  Title:


                                  MELLON BANK, N.A., as a Lender

                                  by /s/ RICHARD A. LOPATT
                                    ---------------------------------------
                                  Name: Richard A. Lopatt
                                  Title: Vice President


                                  FLEET NATIONAL BANK, f/k/a/ Fleet Bank of
                                  Massachusetts, as a Lender

                                  by
                                    ---------------------------------------
                                  Name:
                                  Title:

                           KEYBANK NATIONAL ASSOCIATION as successor to Society National Bank, as a Lender by /s/ ANGELA G. MAGO
                           ------------------------------------
                           Name:  Angela G. Mago
                           Title: Vice President


                           SUNWEST BANK OF ALBUQUERQUE, N.A., as a
                           Lender and as Issuing Bank

                           by /s/ NANCY K. MADIGAN
                              ------------------------------------
                           Name: Nancy K. Madigan
                           Title: Vice President


                           THE BANK OF TOKYO TRUST COMPANY, as a Lender

                           by
                              ------------------------------------
                           Name:
                           Title:


                           THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, as a Lender

                           by /s/ JUAN A. CAZORLA
                              ------------------------------------
                           Name: Juan A. Cazorla
                           Title: Vice President


                           THE NIPPON CREDIT BANK, LTD., LOS ANGELES
                           AGENCY, as a Lender

                           by /s/ BERNARDO E. CORREA-HENSCHKE
                              ------------------------------------
                           Name: Bernardo E. Correa-Henschke
                           Title: Vice President & Senior Manager


                           THE SUMITOMO BANK, LIMITED, as a Lender

                           by /s/ TATFUO UEDA
                              ------------------------------------
                           Name: Tatfuo Ueda
                           Title: General Manager


                           THE SUMITOMO TRUST & BANKING CO., LTD., NEW
                           YORK BRANCH, as a Lender

                           by /s/ SURAJ P. BHATIA
                              ------------------------------------
                           Name: Suraj P. Bhatia
                           Title: Senior Vice President
                                  Manager, Corporate Finance Dept.

                           THE SUMITOMO BANK, LIMITED, CHICAGO
                           BRANCH, as a Lender

                           by /s/ KIRK L. STITES
                              ------------------------------------
                           Name:  Kirk L. Stites
                           Title: Vice President & Manager

                           by /s/ JULIE A. SCHELL
                              ------------------------------------
                           Name:  Julie A. Schell
                           Title: Vice President


                           THE MITSUBISHI BANK, LTD., LOS ANGELES
                           BRANCH, as a Lender

                           by
                              ------------------------------------
                           Name:
                           Title:


                           THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                           as a Lender

                           by /s/ AKIJIRO YOSHINO
                              ------------------------------------
                           Name: Akijiro Yoshino
                           Title: Executive Vice President,
                                  Houston Office

                           NATIONSBANK, N.A., as a Lender

                           by /s/ CHRIS BARTON
                              ------------------------------------
                           Name: Chris Barton
                           Title: VP